Exhibit 99.2

Investor Contact:  Valda Colbart, 419-784-2759, rfcinv@rurban.net

Rurban Financial Corp. Increases Shareholder Dividend

Defiance, Ohio - July 16, 2008 - Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data and item processing, announced their quarterly shareholder dividend will be $0.09, an increase of $0.01 from the prior quarter. The dividend is payable on August 22, 2008 to all shareholders of record on August 8, 2008.

Kenneth A. Joyce, President and Chief Executive Officer, commented, “We are pleased to announce that the Board of Directors approved a quarterly cash dividend at their meeting on July 16, 2008. Our improving earnings have allowed us to increase the quarterly dividend.”

About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and Rurbanc Data Services, Inc. (RDSI), including DCM. The State Bank and Trust Company offers financial services through its 17 branches in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio. Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin. Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,913,933 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.